UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

TIER I OFFERING

OFFERING STATEMENT UNDER THE SECURITIES ACT OF 1933

CURRENT REPORT

MAYFLOWER INVESTMENT GROUP INC.

(Exact name of registrant as specified in its charter)

Date: September 15, 2016

Wyoming	6500	81-2773724
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

Fred Schiemann

Chief Financial Officer

429 Plumb Lane, Reno, NV 89509

Telephone: 561-210-7553

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Please send copies of all correspondence to:

Hamon Francis Fytton

Chief Executive Officer

PO BOX 480683

Ft Lauderdale, FL 33348

Telephone: 561-210-7553

CEO@MayflowerInvestment.com

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION, UNLESS A SUBSEQUENT AMENDMENT IS FILED INDICATING THE INTENTION TO BECOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A.

PART I - NOTIFICATION

Part I should be read in conjunction with the attached XML Document for Items 1-6

PART I - END

PRELIMINARY OFFERING CIRCULAR DATED SEPTEMBER 15, 2016

An offering statement pursuant to Regulation A relating to these securities has been filed with the U.S. Securities and Exchange Commission, which we refer to as the Commission.  Information contained in this Preliminary Offering Circular is subject to completion or amendment.  These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

MAYFLOWER INVESTMENT GROUP, INC.

5,000,000 SHARES OF COMMON STOCK

$0.001 PAR VALUE PER SHARE

Prior to this Offering, no public market has existed for the common stock of MAYFLOWER INVESTMENT GROUP, INC.  Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB operated by OTC Markets Group, Inc. There is no assurance that the Shares will ever be quoted on the OTCQB.  To be quoted on the OTCQB, a market maker must apply to make a market in our common stock.  As of the date of this offering circular, we have not made any arrangement with any market makers to quote our shares.

Prior to the filing of this Offering, the Company filed a REG D 506(b) on April 28, 2016 with the commission. That filing will be withdrawn upon qualification of this FORM 1-A filing.

In this exempt offering we, “MAYFLOWER INVESTMENT GROUP, INC.” are offering 5,000,000 shares of our common stock. The offering is being made on a self-underwritten, “best efforts” basis notwithstanding the resale shares may be sold to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information regarding the methods of sale, you should refer to the section entitled “Plan of Distribution” in this offering. The minimum number of shares required to be purchased by each investor is 100,000 or $10,000 in value.  The shares offered by the Company will be sold on our behalf by our Chief Executive Officer and Chief Financial Officer. They are deemed to be an underwriter of this offering. They will not receive any commissions or proceeds for selling the shares on our behalf.  There is uncertainty that we will be able to sell any of the 5,000,000 shares being offered herein by the Company. All of the shares being registered for sale by the Company will be sold at a fixed price of $0.10 per share for the duration of the Offering. Assuming all of the 5,000,000 shares being offered by the Company are sold, the Company will receive $500,000 in gross proceeds. Assuming 3,750,000 shares (75%) being offered by the Company are sold, the Company will receive $375,000 in net proceeds. Assuming 2,500,000 shares (50%) being offered by the Company are sold, the Company will receive $250,000 in net proceeds. Assuming 1,250,000 shares (25%) being offered by the Company are sold, the Company will receive $125,000 in net proceeds. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us.  There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to institute our company’s business plan.  Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular, unless extended by our directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

SHARES OFFERED	PRICE TO	SELLING AGENT	PROCEEDS TO
BY COMPANY	PUBLIC	COMMISSIONS	THE COMPANY
Per Share	$0.10	Not applicable	$0.10
Minimum Purchase	$10,000	Not applicable	$10,000
Total (5,000,000 shares)	$500,000	Not applicable	$500,000

Currently, our CEO owns approximately 95.24% of the voting power of our outstanding capital stock. After the offering, assuming all of the shares being offered on behalf of the company are sold, Our CEO, Mr. Fytton will hold or have the ability to control approximately 79.47% of the voting power of our outstanding capital stock.

If all the shares are not sold in the company’s offering, there is the possibility that the amount raised may be minimal and might not even cover the costs of the offering, which the Company estimates at $25,000. The proceeds from the sale of the securities will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the offering circular. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. All expenses incurred in this offering are being paid for by our President, CEO, CFO and Directors. There has been no public trading market for the common stock of MAYFLOWER INVESTMENT GROUP, Inc.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE OFFERING CIRCULAR.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF A SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVEST-MENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 6.

THE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

You should rely only on the information contained in this offering circular and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this offering circular. If anyone provides you with different information, you should not rely on it.

The date of this offering circular is September 15, 2016

The following table of contents has been designed to help you find important information contained in this offering circular. We encourage you to read the entire offering circular.

You should rely only on the information contained in this offering circular or contained in any free writing offering circular filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this offering circular filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this offering circular is accurate only as of the date of this offering circular, regardless of the time of delivery of this offering circular or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

i

PART - II

OFFERING CIRCULAR SUMMARY

In this offering circular, ‘‘MAYFLOWER INVESTMENT GROUP,’’ the “Company,’’ ‘‘we,’’ ‘‘us,’’ and ‘‘our,’’ refer to MAYFLOWER INVESTMENT GROUP, Inc., unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending April 30. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

This offering circular, and any supplement to this offering circular include “forward-looking statements”. To the extent that the information presented in this offering circular discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this offering circular.

This summary only highlights selected information contained in greater detail elsewhere in this offering circular. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire offering circular, including “Risk Factors” beginning on Page 6, and the financial statements, before making an investment decision.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

The Company

MAYFLOWER INVESTMENT GROUP, INC., a Wyoming corporation (“the Company”) was incorporated under the laws of the State of Wyoming on February 16, 2016.

The Company is a developmental stage company that intends to provide marketing and administrative services to building lot owners and licensed contractors to build new homes on these lots and sell these properties. We call this the PRIVATE REAL ESTATE DEVELOPMENT PROGRAM. The key elements are; (a) a suitable building lot, (b) a private secured mortgage lender willing to provide construction financing to the building lot owner for a term not to exceed 9 months, (c) a licensed Contractor and the potential profit from the new home sale. The cycle should take about 6 months from the closing of the private secured mortgage lender financing as the construction financing provided by the aforementioned lender is for a term not to exceed to 9 months. This is based on construction time and the current demand for homes in the price and locations we have targeted.

The construction of these homes will be through licensed contractors for all of the properties, all in compliance with applicable local and state laws and regulations. The sale of these properties will be through a newly formed licensed real estate brokerage company that is an affiliate of the Company.

Real Estate New Home Sales and Construction

The Company will focus its initial efforts in Florida, with a focus on the ‘affordable home’ market. Florida provides many advantages to the Company, namely:

There is an existing inventory of affordable building lots available combined with a demand for new homes in these areas. Our target price for a completed new homes is between $180-350,000. The Management has conducted meetings with building lots owners and licensed contractors. No firm commitments are being sought by the Company until the qualification of this offering.

The Company, either on behalf of itself or on behalf of participants in the Private Real Estate Development Program, will identify suitable building lots, advise on choice of entity structure along with participants legal and tax advisors in order to maximize liability protection, assist participants in selecting a licensed general contractor to construct the new home, obtain approvals to build on those lots and sell a new home on these lots. In cooperation with a pre-identified contractor, building permits will be obtained by the contractor and a firm construction contract, including pricing, will be secured. As a component of the Private Real Estate Development Program, the Company assist participants in the Private Real Estate Development Program in obtaining private construction financing from private secured mortgage lenders for a term not to exceed 9 months. The Company will manage the entire process and, in return, earn a management fee equal to a pre-negotiated percentage of the profit from the sale of the completed new homes. These fees will typically be in the range of 5-15% of the total construction cost. In the event the new home is not built nor ever sold, the Company will not receive such management fee.

The Company will follow state and local laws and make sure we and our suppliers, contractors and vendors are in accordance with them. MAYFLOWER INVESTMENT GROUP will contact relevant state and local authorities’ prior the commencement of the building of each property to be sure that the contractor’s licenses are in full compliance.

Real Estate Brokerage Company

The CEO and an existing licensed Florida Real Estate Broker have signed an agreement, dated 27 May 2016, to own and operate a newly formed Real Estate Company. The Florida Real Estate Commission (“FREC”) has approved this filing effective July 6, 2016. MAYFLOWER INVESTMENT GROUP may, in the future, own shares of the Real Estate Company named MAYFLOWER INVESTMENT REAL ESTATE, Inc., a Florida corporation. The CEO holds a Florida Real Estate Sales license, which he has transferred to the new Real Estate Company, he also currently owns 100% the shares of the Real Estate Company.

It is intended that the new home sales be listed though this Real Estate Company and, where necessary, in co-operation with other licensed Real Estate Companies.

Because our President, Chief Executive Officer, Chief Financial Officer, and Directors may be unwilling or unable to provide any additional capital to us, we believe that if we do not raise additional capital within 12 months of the qualified date of this Offering Statement, we may be required to suspend or cease the implementation of our business plan.

Summary of Most Significant Risks Relating to this Offering:

Our business is dependent upon the continued demand for new homes and the availability of loans through private secured mortgage lenders at competitive rates. If the demand for new homes in our target markets slows significantly, then the larger more established builders may reduce their prices to clear inventory. Some of the smaller builders, on whom we rely for construction of the homes, may cease operations. For these reasons the Company has opted to use a profit sharing model to maintain relationships with secured mortgage lenders and builders.

Interest rates effect both the new home market and the rates at which our Lenders can earn income from Banks and other sources. A significant rise would adversely affect our ability to continue operations.

Investors in this offering will not be able to evaluate the real property that we intend to build. Offering proceeds will be used by us to advertise and administer the Private Real Estate Development Programs. Alternatively, the Company may decide to purchase suitable building lots, at our own discretion, to construct and ultimately provide several homes in a small area for sale.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTCQB. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

Any investor who makes an investment in us may lose some or all of their investment. The above risks should be read in conjunction with our full list of risk factors contained herein.

Our Offering

We have authorized capital stock consisting of 19,000,000 shares of common stock, $0.001 par value per share (“Common Stock”) and 1,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”). We have 5,000,000 shares of Common Stock and 200,000 shares of Preferred Stock issued and outstanding as of the date of this filing. In this offering we have an additional 5,000,000 shares of common stock. We may endeavor to sell all 5,000,000 shares of common stock after this offering becomes qualified. Upon qualification of this Offering Statement, the Management may also sell their own shares, but have no plans to do so. The price at which we, the company, offer these shares is at a fixed price of $0.10 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. The Company will receive all proceeds from the sale of our common stock.

We will notify investors by filing an information statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

Securities being offered by the Company

5,000,000 shares of common stock, at a fixed price of $0.10 offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Securities being offered by the Selling Stockholders	None.

Offering price per share	The Company will sell the shares at a fixed price per share of $0.10 for the duration of this Offering.

Number of shares of common stock outstanding before the offering of common stock	5,000,000 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock

10,000,000 common shares will be issued and outstanding if we sell all of the shares we are offering herein; which represents the current 5,000,000 shares currently issued and outstanding plus the additional 5,000,000 common shares which are being proposed for sale pursuant to this Offering.

Number of shares of preferred stock outstanding before the offering of common stock	200,000 preferred shares are currently issued and outstanding.

Number of shares of preferred stock outstanding after the offering of common stock	200,000 preferred shares will remain issued and outstanding.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares. The price per share is $0.10.

We may not be able to meet the requirement for a public listing or quotation of our common stock. Furthermore, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

The offering price for the shares will remain at $0.10 per share for the duration of the offering.

Use of Proceeds

We intend to use the gross proceeds to us for office rental, general office and administrative expenses, marketing of the Private Real Estate Development Program through trade shows and other means, working capital, hiring staff, and performance of financial strategies.

Termination of the Offering

This offering will terminate upon the earlier to occur of (i) 365 days after this Offering Statement becomes qualified with the Securities and Exchange Commission, or (ii) the date on which all 5,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Terms of the Offering	Our Chief Executive Officer and Chief Financial Officer will sell the 5,000,000 shares of common stock on behalf of the Company, upon qualification of this Offering Statement, on a BEST EFFORTS basis.
Subscriptions:	All subscriptions once accepted by us are irrevocable.
Offering Costs	We estimate our total offering costs to be approximately $25,000.
Risk Factors:	See “Risk Factors” and the other information in this offering circular for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

None of our officers & directors, control person and/or affiliate(s) intend to purchase any Shares in this Offering.  If all the Shares in this Offering are sold, our President, Chief Executive Officer, and Director Mr. Fytton will control approximately 75% of the voting power of our outstanding capital stock.

You should rely only upon the information contained in this offering circular. We have not authorized anyone to provide you with information different from that which is contained in this offering circular. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section and the accompanying financial statements and related notes included elsewhere in this offering circular.

The tables and information below are derived from our financial statements. Our financials can be viewed in their entirety on page F1-F14.

MAYFLOWER INVESTMENT GROUP, INC.

BALANCE SHEETS (UNAUDITED)

As of April 30, 2016

ASSETS

CURRENT ASSETS:
Total Current Assets	$-

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accrued expenses	$269
Total Current Liabilities	$269

TOTAL LIABILITIES	$269

Commitments and contingencies

STOCKHOLDERS' DEFICIT
Preferred stock:
Preferred Stock; 1,000,000 shares authorized; par value $0.001 per share; 200,000 shares issued and outstanding as of April 30, 2016	$200
Common Stock:
19,000,000 shares authorized, par value $.001 per share; 5,000,000 shares issued and outstanding as of April 30, 2016	$5,000
Additional paid-in capital	$-
Accumulated deficit	$(5,469)

TOTAL STOCKHOLDERS' DEFICIT	$(269)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$-

MAYFLOWER INVESTMENT GROUP, INC.

STATEMENTS OF OPERATIONS (UNAUDITED)

For the period
February 16, 2016 (inception)
to April 30, 2016
Revenues	$-

Operating Expenses	$5,469

Operating Loss	$(5,469)

Net Loss	$(5,469)

Basic income (loss) per common share for continuing operations	$(.08)

Basic weighted average common shares outstanding	67,568

The Company is electing to not opt out of JOBS Act extended accounting transition period.  This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

•	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

•	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

•

be temporarily exempted from any rules that might  be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

•

be temporarily exempted  from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

•	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

•	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

•	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

•	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

•	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

MANAGEMENT’S DISCUSSION AND ANALYSIS

Our cash balance is $0 as of April 30, 2016. Our cash balance is not sufficient to fund our limited levels of operations for any period of time. We have been utilizing and may utilize funds from Mr. Fytton our President, Chief Executive Officer and Director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. Mr. Fytton however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve-month period, we require approximately $80,000 of funding from this offering. Being a development stage company, we have a very limited operating history. After a twelve-month period, we may need additional financing but currently do not have any arrangements for such financing.

For the next twelve months we anticipate that building lot owners will spend $300,000 - $1,500,000 to carry out the construction of new homes in our PRIVATE REAL ESTATE DEVELOPMENT PROGRAM. Although, we have several target property locations in mind, these may no longer be available when we are prepared to construct a new home therefore, we may need an additional 1-2 months to target another similar property location. For all business purposes if we are short of funds we may request funds from our Chief Executive Officer, however, there is no guarantee he will loan us funds.

The company has not contacted any institution about financing building lots for our PRIVATE REAL ESTATE DEVELOPMENT PROGRAM. We will only contact any such institution when we feel we have both located a target building lot for new home construction and such purchaser has capital sufficient as a down payment for such financing.

Generally, in this industry it is known to be a common fact that banks, credit unions, and other comparable institutions may not provide financing to a Company operating in the new home construction industry without substantial assets and/or personal asset guarantees. Because of this we may face difficulty in acquiring financing for our target properties or funds necessary to provide the marketing and administration funds for our PRIVATE REAL ESTATE DEVELOPMENT PROGRAM. We are therefore dependent upon our ability to attract private individuals that will participate in our PRIVATE REAL ESTATE DEVELOPMENT PROGRAM. This may cause you to lose some or all of your investment if we do not have enough funds to pay cash for a property in full, and must resort to financing.

Once we locate a suitable building lot, the PRIVATE REAL ESTATE DEVELOPMENT PROGRAM will require funds of approximately $150,000-$250,000 to complete the construction per single family home. The amount of funds allocated for this may vary and will depend on the specific location, new home size and lot improvement costs. These are the costs in making a building lot ready for construction and include sewer, water and power provisioning.

The following months after commencing construction, we may be unable to obtain further loan commitments from private secured mortgage lenders until we have a successful track record. We are uncertain how long it will take to sell the completed home due to governmental backlog, shortage of and/or cost increases as a result of acts of god. We cannot reliably predict the profit until we have completed several homes in a particular area. Although we have confidence in the contractors we have contacted, we cannot guarantee their continued performance and in meeting the targeted budgets.  Should our financial position allow us to do so we hope to purchase several building lots in a local area to help in our marketing and sales efforts.

Outside of the previously mentioned costs we do not anticipate any additional costs.

Long term financing and commitments will be required to fully implement our business plan. The Company will always be dependent on outside funding for the full implementation of our business plan. Our expansion may include expanding our office facilities, hiring sales personnel and developing a customer base.

If we do not receive adequate proceeds from this offering to carry out our forecasted operations to operate for the next 12 months our CEO, Mr. Fytton, has informally agreed to provide us funds, however, he has no formal commitment, arrangement or legal obligation to provide funds to the company.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash we need, or cease operations entirely.

POLICY WITH RESPECT TO CERTAIN ACTIVITIES

(a)

We have issued 200,000 shares of preferred stock to our CEO which is considered majority voting control over holders of common stock, as each preferred share votes as 100 shares of common stock. We do not plan to issue any new shares of preferred stock notwithstanding we may issue new shares if certain qualified investors desire such shares to fit their investment criteria. Our Board of Directors may change our policy regarding the issuance of preferred shares at any time and in their discretion and without a vote of security holders.

(b)

We do plan to borrow money from private secured mortgage lenders to purchase real estate but will not do so unless this offering is successful. Our business plan involves obtaining real estate loans using our PRIVATE REAL ESTATE DEVELOPMENT PROGRAM, for the construction of new homes. Our Management may change our policy regarding borrowing money at any time and without a vote of security holders.

(c)

We have not and do not have any plans to make loans to other persons. Our Management may change our policy regarding plans to make loans to other persons or entities in their discretion at any time and without a vote of security holders.

(d)

We have not and do not have any plans to invest in the securities of other issuers for the purpose of exercising control. Our Management may change our policy regarding plans to make loans to other persons or entities in their discretion at any time and without a vote of security holders.

 (e)

We have not and do not have any plans to underwrite securities of other issuers. Our Management may change our policy regarding plans to underwrite securities of other issuers in their discretion at any time and without a vote of security holders.

(f)

We have not and do not have any plans to engage in the purchase and sale (or turnover) of investments. Our Management may change our policy regarding plans to engage in the purchase and sale (or turnover) of investments at any time and without a vote of security holders.

(g)

We have not and do not have any plans to offer securities in exchange for property. Our Management may change our policy regarding plans to offer securities in exchange for property at any time and without a vote of security holders.

(h)

We have not and do not have any plans to repurchase or otherwise reacquire its shares or other securities. Our Management may change our policy regarding plans to repurchase or otherwise reacquire its shares or other securities at any time and without a vote of security holders.

(i)

We do intend to make annual or other reports to security holders in the future, although we have not concluded the nature, content and scope of such reports at this time and such reports may contain financial statements certified by independent public accountants. Our Management may change or eliminate our policy regarding plans to make annual reports available to security holders including the content at any time and without a vote of security holders.

INVESTMENT POLICIES OF REGISTRANT

(a)

Investments in real estate or interests in real estate.

1.

We plan to focus our Private Real Estate Development Program only in the states which show a demand for affordable new home construction, but in the future may expand our operations to acquire and lease real estate in other states as new opportunities emerge. Our Management may change our existing policy regarding target states at any time and without a vote of security holders. We may invest some of our assets in the purchase of of real estate and building lots.

 2.

We may invest in any type of real estate including but not limited to building lots, residential investment properties, industrial, office, retail buildings, special purpose buildings, or undeveloped acreage.

3.

To finance the construction of new homes through our PRIVATE REAL ESTATE DEVELOPMENT PROGRAM, we plan on commencing an extensive marketing program. We may also use a (to be identified) online funding platform to sell this program and/or shares pursuant to this offering but have no definitive plans to do so. We plan to wait six months to a year to create a favorable relationship with banks so that we can construct new homes on building lots owned by the Company with bank loans. This will allow the Company to take out a new home construction mortgages for new home construction. There will be no limitations on the number of new homes under construction at any time. We may be limited, however, by our ability to track the progress where these home are being constructed in different locations. This would require the hiring of additional experienced personal and increase the Company’s overhead. Our Management may change our existing policy regarding our method of operating and financing real estate at any time and without a vote of security holders.

4.

We believe that our CEO and CFO has the necessary experience to carry out our business plan.

5.

Our policy is to acquire assets primarily for income and not capital gain. Our Management may change our existing policy regarding our method of operating and financing real estate at any time and without a vote of security holders.

6.

We do not have a policy that restricts us to the amount or percentage of assets which will be invested in any specific property.

7.

We do not have any other material policy with respect to our proposed real estate activities.

(b)

Investments in real estate mortgages.

We do not have any policy or plans at this time to invest in any real estate mortgages. Our Management may change our existing plans regarding investments in real estate mortgages at any time and without a vote of security holders.

(c)

Securities of or interests in persons primarily engaged in real estate activities.

We do not have any policy or plans at this time to invest in persons or entities engaged in real estate activities, with the Specific exception of the Real Estate Company formation and equity interests. Our Management may change our existing plans regarding investing in persons or entities engaged in real estate activities at any time and without a vote of security holders..

(d)

Investments in other securities.

We do not have any policy or plans at this time to invest in any other types of real estate securities. Our Management may change our existing plan regarding an investment in any other real estate securities at any time and without a vote of security holders.

DESCRIPTION OF REAL ESTATE.

We do not own or lease any real estate at this time.

RISK FACTORS

Please consider the following risk factors and other information in this offering circular relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this offering circular before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Our Company and Our Industry

We will require additional funds in the future to achieve our current business strategy and our inability to obtain funding will cause our business to fail.

We will need to raise additional funds through private or public debt or equity sales in order to fund our future operations and fulfill contractual obligations in the future. These financings may not be available when needed. Even if these financings are available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing would have an adverse effect on our ability to implement our current business plan and develop our products, and as a result, could require us to diminish or suspend our operations and possibly cease our existence.

Even if we are successful in raising capital in the future, we will likely need to raise additional capital to continue and/or expand our operations. If we do not raise the additional capital, the value of any investment in our Company may become worthless. In the event we do not raise additional capital from conventional sources, it is likely that we may need to scale back or curtail implementing our business plan.

We may be unable to acquire the private loan commitments, necessary to construct the properties that are critical to our proposed business.

Our business plan involves obtaining loan commitments from private secured mortgage lenders to construct such new homes for our PRIVATE REAL ESTATE DEVELOPMENT PROGRAM. There can be no assurance that we will be able to obtain the commitments needed to construct new homes. Even if we are successful in obtaining loan commitments, the profits from the sale of new homes may not be sufficient to continue to attract continued loan commitments.

The company has not contacted any institution about financing. We will only contact any such institution when we feel we have both located a target property for purchase and have also secured proper financing as a down payment for such property. We may not be able to acquire financing due to the nature of our business.

Generally, in this industry it is known to be a common fact that banks, credit unions, and other comparable institutions may not provide financing to a Company operating in the new home construction industry except where significant assets can secure such loans. Because of this we may face difficulty in acquiring financing for new home construction.

We operate in a highly competitive industry and potential competitors could duplicate our business model.

We are involved in a highly competitive industry where we compete with numerous other companies who offer products and services similar to those we offer. There is no aspect of our business which is protected by patents, copyrights, trademarks, or trade names. As a result, potential competitors could duplicate our business model with little effort. Some of our potential competitors may have significantly greater resources than we have, which may make it difficult for us to compete. There can be no assurance that we will be able to successfully compete against these other entities.

If we fail to attract and retain private secured mortgage lenders then we may not be able to accomplish our business plan.

Our company is planning to engage in an aggressive marketing program to advertise our PRIVATE REAL ESTATE DEVELOPMENT PROGRAM. There can be no guarantee that we will be successful in these efforts. If we only obtain a small number of investors or participants in our PRIVATE REAL ESTATE DEVELOPMENT PROGRAM, our profits will suffer.

Our success depends substantially on the continuing efforts of our Management, and our business may be severely disrupted if we lose their services.

Our future success heavily depends upon the continued services of our officers and directors. We currently do not maintain life insurance no Director and Officer liability insurance for our officers and directors. If he is unable or unwilling to continue in their present positions, it could severely disrupt our business operations, and we may not be able to replace them easily or at all.

We operate in a competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

New Home Construction is a highly competitive industry, and we face competition from numerous companies that offer similar services to our own. If we are not able to compete effectively with our competitors, we may not be able to attract new business or retain any business we do acquire in the future. It is imperative that we make every attempt to remain at the forefront of our industry and offer high quality service to ensure that we remain viable going into the future. A competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

There can be no guarantee that we will be able to sell the new homes at a profit, and our investors may lose some of their funds.

The participants in the PRIVATE REAL ESTATE DEVELOPMENT PROGRAM make a profit by selling the completed new home above cost plus any real estate commissions. The costs of constructing a new home may vary beyond the contracted price. Builders have a cost overrun provision in their contracts to allow for unforeseen expenses. These include, site specific cost overruns, materiel shortages, increased labor costs and delays due to weather.

Additionally, the market conditions may change, adversely affecting the demand for our new homes in a particular area. As a result, we may be forced to reduce the price of the home below cost in order to sell it. Further the Company cannot guarantee a profit to the participant in the PRIVATE REAL ESTATE DEVELOPMENT PROGRAM, and losses may occur for them. The Company has no plans to compensate the participant for these losses should they occur.

Because we are small and do not have much capital, our marketing campaign may not be enough to attract sufficient clients to operate profitably. If we do not make a profit, we will suspend or cease operations.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

•	Demand for our real estate;
•	Changes in interest rates;
•	Seasonal buying habits for new homes in our target markets;
•	Our ability to retain existing lenders or encourage repeat loans from these lenders;
•	General economic conditions;
•	Advertising and other marketing costs;

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors.

Our current President, Chief Executive Officer and Director, Mr. Fytton, beneficially owns approximately or has the right to vote on 98% of our outstanding stock. As a result, he has a substantial voting power in all matters submitted to our stockholders for approval including:

•	Election of our board of directors;
•	Removal of any of our directors;
•	Amendment of our Certificate of Incorporation or bylaws;
•	Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of his ownership and position, he is able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by him could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in our company may decrease. Mr. Fytton’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Our future success is dependent, in part, on the performance and continued service of Mr. Fytton, our President CEO and Director. Without his continued service, we may be forced to interrupt or eventually cease our operations.

We are presently dependent to a great extent upon the experience, abilities and continued services of Mr. Fytton, our President, CEO and Director. We currently do not have an employment agreement with Mr. Fytton. The loss of his services would delay our business operations substantially. Mr. Fytton has other business commitments as of the date of this filing. These commitments may interfere with the operation of the Company until the Company is able to compensate Mr. Fytton in such a manner as to obtain his full time commitment to the Company.

Our future success is dependent on our implementation of our business plan. We have many significant steps still to take.

Our success will depend in large part in our success in achieving several important steps in the implementation of our business plan, including the following: acquisition of real estate in the form of building lots, obtaining loan commitments, marketing our real estate, construction of our properties, sale of the properties and management of the business process. If we are not successful, we will not be able to fully implement or expand our business plan.

The recently enacted JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

Our Officers and Directors experience in and with the reporting and disclosure obligations of publicly-traded companies.

Our President, CEO, CFO have many years of experience in and with the reporting and disclosure obligations of publicly-traded companies and with serving as an Officer and or Director and other Board positions of a publicly-traded company. Such experience may assist in our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, and further in the Company’s ability to provide accurate financial information to our stockholders. This experience does not guarantee the success of this offering and our ability to attract investors.

Government Regulation

The Company intends to operate as an intermediary between building lot owners, private secured mortagelenders and licensed contractors who will construct the new homes. The Company will obtain any necessary permits and licenses as required to conduct its operations in its intended markets. The initial market, and for the foreseeable future is the State of Florida. Participation in the new home sales requires either a real estate license or the Company to be the listed owner of the property. The CFO has entered into an agreement to form a new Real Estate Company within the State of Florida. The Company will own a minority share position in this Real Estate Company. The CEO also holds a Florida Real Estate Sales Associate license which enables him to act on behalf of the Company in the sale of completed homes and other real estate activities as required by the company. The CEO will earn commissions on these transactions, which he intends to keep to a minimum but not necessarily re-invest those funds in the Company.

Risks Relating to the Company’s Securities

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTCQB. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

We may in the future issue additional shares of our common stock, which may have a dilutive effect on our stockholders.

Our Certificate of Incorporation authorizes the issuance of 19,000,000 shares of common stock, of which 5,000,000 common shares, as well as 200,000 preferred shares, are issued and outstanding as of September 15, 2016. The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We have issued shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue up to 20,000,000 shares of stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. Currently, each one (1) share of Preferred Stock shall have voting rights held at all stockholders’ meetings for all purposes, including election of directors equal to 100 shares of common stock. As of September 15, 2016, 200,000 preferred shares have been issued to our CEO.

Our Preferred Stock does not have any dividend, conversion, liquidation, or other rights or preferences, except voting, including redemption or sinking fund provisions. However, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

We do not currently intend to pay dividends on our common stock and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in its value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

We may be exposed to potential risks resulting from requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

As a reporting company we are required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.

We do not currently have independent audit or compensation committees. As a result, our directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

The costs to meet our reporting and other requirements if we later become a public company subject to the Exchange Act of 1934 will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

Should the Company later become a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will continue to incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $100,000 per year for the next few years and will be higher if our business volume and activity increases. As a result, we may not have sufficient funds to grow our operations.

Risks Relating to this Offering

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to MAYFLOWER INVESTMENT GROUP, Inc. and held in our corporate bank account if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

Our President, CEO and CFO, have limited prior experience conducting a best effort offering, and our best effort offering does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to commence and sustain our business and our investors may lose their entire investment.

The Management has limited experience conducting a best-efforts offering. Consequently, we may not be able to raise the funds needed to commence business operations. Also, the best efforts offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-efforts offering could be the basis of your losing your entire investment in us.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, Chief Executive Officer and Chief Financial Officer who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares of our Company’s offering, we may have to seek alternative financing to implement our business plan.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this offering circular. Although the Company plans to later become a public company, the Company would have to attract a market maker following the completion of the offering and apply to have the shares quoted on the OTCQB. The OTCQB is a regulated quotation service that display real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB is not an issuer listing service, market or exchange. Although the OTCQB does not have any listing requirements per se, to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTCQB. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

We will incur ongoing costs and expenses for SEC reporting and other compliance costs. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this Offering Statement is $25,000. We will have to utilize funds from our Management, our President, CEO, CFO and Directors, who has verbally agreed to provide the company funds to complete the registration process. After the qualified date of this offering circular, we will be required to file annual and other current reports, or other information with the SEC as provided by the Securities Exchange Act. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

INDUSTRY OVERVIEW

This offering circular includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this offering circular, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

The Industry

To fully understand the demand for real estate in this industry, and why MAYFLOWER INVESTMENT GROUP, Inc. has such an opportunity to fill this demand, one must look to the New Home industry's recent growth in the Florida market.

Currently, many Companies are in the new home construction business in Florida, the Company’s initial market. In there are many smaller companies that are now beginning to focus on providing operations for new home real estate. It is expected that more competition will arise, both as providers of construction financing and new home building. We have observed that many of these companies are owned by private individuals or small entities as opposed to larger Corporate entities.

FORWARD LOOKING STATEMENTS

This offering circular contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this offering circular.

DESCRIPTION OF BUSINESS

Corporate History

MAYFLOWER INVESTMENT GROUP, Inc., a Wyoming corporation (“the Company”) was incorporated under the laws of the State of Wyoming on February 16, 2016. Our President, Chief Executive Officer, was appointed upon incorporation. Our Chief Financial Officer was appointed on April 29, 2016.

On April 29, 2016, the Company issued 5,000,000 shares of restricted common stock and 200,000 shares of preferred stock, all with a par value of $.001, to our founders, President, CEO, CFO and Directors.

Business Information

Introduction

MAYFLOWER INVESTMENT GROUP, Inc. is a developmental stage company that plans to provide real estate construction marketing services within the United States. The company plans to provide a complete real estate residential program, called the PRIVATE REAL ESTATE DEVELOPMENT PROGRAM (PRDP), to outside parties. Additionally, the Company may also purchase building lots in order to participate in PRDP or utilize building lots already owned by the Company. MAYFLOWER INVESTMENT GROUP Inc. does not own a licensed construction company or contractor, and does not intend to, instead it will contract these services to experienced contractors within any specific geographic area. The role of the Company will be to simply manage the PRDP on behalf of the participants and monitor and report on the new home construction progress, and then sell the properties in order to make a profit for all parties.

The PRIVATE REAL ESTATE DEVELOPMENT PROGRAM - PRDP

The PRIVATE REAL ESTATE DEVELOPMENT PROGRAM (PRDP) is best described as follows. The Company manages the construction of a new home on behalf of building lot owners, who personally funds the completion of the project. The Company then manages the sale of the new home on behalf of the building lot owner. The Company receives a management fee, negotiated at the time of engagement, for its marketing and participation in the PRDP in the range of 5% to 15% of the construction cost. The Company only receives a management fee upon the successful construction and sale of such residence.

The process is as follows; a suitable building lot is located and a contract for purchase is executed between the PRDP participant as purchaser and a third party (or on occasion, the Company), as Seller. A preselected builder is then engaged to build a new home on the lot. The builder will have already had the new home design pre-approved by the planning department of the county where the lot is located. The contract closing takes place and a staged advance payment is paid to the builder to commence construction. At various agreed upon stages pursuant to the building lot owner's private secured mortgage lender, the project will be inspected and the next stage payment approved. This continues until the home is completed and the county will issue a certificate of occupancy. The home is now ready to be occupied. During the construction process, the home will be marketed for sale through the Company affiliated Real Estate Company, if in Florida, or another Real Estate Broker if in another state. The Company remains involved until the new home is sold and closed with all funds dispersed at the closing. Closing will take place through registered Title companies.

The various pre-selections of the builder, the design and the interior finish will help the overall execution of the project in a timely manner.

The Title to the property remains in the name of the PRDP participant from building lot close, throughout the construction phase until the final sale. The building lot owner has additional protection with the purchase of a Builders Risk Insurance policy for each home. This would provide protection for the participant in the event that the Builder is unable to complete the home. In Florida this would cost approximately $800-$1,000 for a $250,000 construction loan. If preferred the PRDP participant can form an LLC or other corporate entity, for their management and ownership of the project. The Company will not participate in the management nor be a shareholder nor member of this corporate entity.

Operational Plan

The key to our success is our ability to successfully market our PRIVATE REAL ESTATE DEVELOPMENT PROGRAM, both in the US and overseas. This program will return a percentage of profits from the sale of new homes to each building lot owner, minus the pre- negotiated management fees (in the range of 5% to 15%) which is paid to the Company to manage the PRIVATE REAL ESTATE DEVELOPMENT PROGRAM. The Company will not receive a management fee unless the home is successfully built and sold.

To finance the construction of these new homes MAYFLOWER INVESTMENT GROUP, Inc. is beginning the process of obtaining loan commitments from private secured mortgage lenders as well as raising funds through a combination of venues which will include, but will not necessarily be limited to, raising money through the sale of stock in this offering and future private offering and online funding efforts. In total the company hopes to raise approximately $500,000.00, through the sale of its Common stock, which will be used for marketing and promotion efforts for the Company’s PRIVATE REAL ESTATE DEVELOPMENT PROGRAM. This will enable the Company to market the PRDP program in the US and overseas markets. In some instances, the Company may use some of these funds to secure purchase options for building lots in targeted areas, when other financing options are not available.

MAYFLOWER INVESTMENT GROUP, Inc. plans to wait six months to a year to create favorable relationships with banks and other institutional lenders, to supplement the private secured mortgage loans that the Company is dependent upon. This will allow the company to take out a line of credit (on more favorable economic terms than from private funding sources) from a mortgage or other institutional lender which will then be used to finance the construction of new homes.

As the Company completes the construction and sale of properties, a steady cash flow should be established that will cover the Company’s’ expenses and additionally generate profit. Any income revenue will initially be used to reinvest into the Company, to pay any employees as necessary, and to expand the future marketing efforts.

Effect of Industry on Operations

The two biggest factors affecting our industry are interest rates and the market for new homes in the targeted areas, Interest rates affect both the affordability of the homes, and the rates at which our participants in the PRDP can earn income at similar rates from Banks and other sources.

Employees

As of May 14, 2016 we have two part-time employees, our CEO and CFO.

Currently, our Officers and Directors has the flexibility to work on our business up to 20-25 hours per week, but are prepared to devote more time if necessary.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our officer and director.

During the initial implementation of our business plan, we intend to hire independent consultants to assist in the development and execution of our business operations.

Competition

The industry in which MAYFLOWER INVESTMENT GROUP, INC. competes is highly competitive. There are many companies, both large and small, that offer real estate investment programs. They vary from public companies, REITs (Real Estate Investment Trusts), as many smaller companies that are often focused on specific local markets. We believe that we can maintain sufficient overall competitive position by offering our PRDP with competitive rates of return and smaller commitment periods. The addition of the Real Estate Company will expand the number of ways this program can be marketed.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.10. The following table sets forth the uses of proceeds assuming the sale of 100% of the securities offered for sale by the Company. There is no assurance that we will raise the full $500,000 as anticipated.

We expect the Offering itself to cost about $25,000, including legal and accounting fees – principally the cost of preparing this Offering Circular. Otherwise, all of the proceeds of the Offering, no matter how much we raise, will be used to obtain loan commitments, and to pay its normal operating costs, including management fees to our CEO and CFO.

The above figures represent only estimated costs for the next 12 months. If necessary, Mr. Fytton, our CEO and Director, has verbally agreed to provide the company funds to complete the qualification process. Mr. Fytton may be repaid from the proceeds of this offering by the Company, if sufficient funds are available. There is no obligation for the Company to pay back any monies provided to the Company by Mr. Fytton.

The Company may reimburse its Management for the costs of this offering, but has no obligation to do so. Proceeds from the sale of shares by the Company will not be used to compensate our Officers and Directors.

Use of Proceeds
Office Rental and Expenses - one year	$36,000
General Expenses	$18,000
Salaries and Insurance	$80,000
Legal, Accounting and Offering Expenses	$25,000
Marketing	$120,000
Trade Shows and Travel Expenses	$140,000
Corporate Overhead and Working Capital	$81,000
TOTAL	$500,000

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Our common stock is not listed on a public exchange, the Company may choose to file and obtain a listing on the Over the Counter Marketplace following qualification of this offering circular. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock.

There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The price of the current offering is fixed at $0.10 per share. This price is significantly higher than the price paid by the Company’s officer and director which was $0.001.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if 50% of Shares are Sold:
Price per share	$0.001
Net tangible book value per share before offering	$0.0000
Potential gain to existing shareholders	$166,667
Net tangible book value per share after offering	$0.033
Increase to present stockholders in net tangible book value per share
after offering	$0.033
Capital contributions	$0
Number of common shares outstanding before the offering	5,000,000
Number of common shares after offering assuming the sale of 50% of shares	7,500,000
Percentage of ownership after offering	68.97%
Existing Stockholders if 100% of the Shares are Sold:
Price per share	$0.001
Net tangible book value per share before offering	$0.0000
Potential gain to existing shareholders	$250,000
Net tangible book value per share after offering	$0.05
Increase to present stockholders in net tangible book value per share
after offering	$0.05
Capital contributions	$0
Number of common shares outstanding before the offering	5,000,000
Number of common shares after offering assuming the sale of the maximum number of shares	10,000,000
Percentage of ownership after offering	50%
Purchasers of Shares in this Offering if 50% of Shares Sold
Price per share	$0.10
Dilution per share	$0.067
Capital contributions	$250,000
Percentage of capital contributions by existing shareholders	0.00%
Percentage of capital contributions by new investors	100.00%
Number of common shares after offering held by public investors	2,500,000
Percentage of ownership after offering	33.33%
Purchasers of Shares in this Offering if all 100% Shares Sold
Price per share	$0.10
Dilution per share	$0.05
Capital contributions	$500,000
Percentage of capital contributions by existing shareholders	0.00%
Percentage of capital contributions by new investors	100.00%
Number of shares after offering held by public investors	5,000,000
Percentage of ownership after offering	50%

SELLING SHAREHOLDERS

There are no shares being offered for resale by the existing stockholders, nor any by the Officers and Directors of the Company.

The following table sets forth the name of the existing stockholders, the number of shares of common stock beneficially owned by each of the stockholders as of April 30, 2016. The shares being offered hereby are being registered to permit public secondary trading, and the existing stockholders may offer all or part of the shares for resale from time to time. However, the selling/existing stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this offering circular. All information with respect to share ownership has been furnished by the existing stockholders who are also the Officers and Directors of the Company.

Name of existing stockholder	Shares of Common stock owned prior to offering	Shares of Common stock to be sold	Shares of Common stock owned after offering (if all shares are sold)	Percent of common stock owned after offering (if all shares are sold)
Hamon Francis Fytton	4,000,000	NIL	4,000,000	39.22%
Fred Schiemann	1,000,000	NIL	1,000,000	9.80%
Total	5,000,000	NIL	5,000,000	49.02%

* Hamon Francis Fytton is the Chief Executive Officer, and a Director of the Company; Fred Schiemann is the Chief Financial Officer and a Director of the Company.

PLAN OF DISTRIBUTION

Our common stock offered through this offering is being made by Mr. Fytton our CEO and director through a direct public offering. Our Common Stock may be sold or distributed from time to time by Mr. Fytton or directly to one or more purchasers utilizing general solicitation through the internet, social media, and any other means of widespread communication notwithstanding the Company may also use online funding sites, brokers, dealers, or underwriters who may act solely as agents at a fixed price of $0.10 per share. The sale of our common stock offered by us through this Offering may be effected by one or more of the following methods: internet, social media, and any other means of widespread communication including but not limited to online funding sites, ordinary brokers’ transactions;· transactions involving cross or block trades; through brokers, dealers, or underwriters who may act solely as agents; in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;· in privately negotiated transactions; or· any combination of the foregoing. In addition, the selling stockholder may transfer the shares of our common stock by other means not described in this prospectus. Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling stockholder and/or purchasers of the common stock for whom the broker-dealers may act as agent.

The Company has 5,000,000 shares of common stock issued and outstanding as of the date of this offering circular. The Company is registering an additional 5,000,000 shares of its common stock for sale at the price of $0.10 per share.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Mr. Fytton of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Fytton is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Fytton will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Fytton is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Fytton will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Fytton will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 5,000,000 shares being offered on behalf of the company itself. The price per share is fixed at $0.10 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the counter, we intend to seek to have our shares of common stock quoted on the OTC Marketplace. In order to be quoted on the OTC Marketplace a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.10 until a market develops for the stock. The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this offering circular will be sold at a fixed price of $0.10 per share.

In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Offering Statement is effective.

The Company will pay all expenses incidental to the Offering (including fees pursuant to the securities laws of certain states), which we expect to be no more than $25,000.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must provide the following:

•       Your name and address

•       Your social security number (for tax reporting purposes)

•       Whether you are an “accredited investor”

•       If you not an accredited investor, your income and net worth

•       Execute and deliver a subscription agreement; and

•       Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “MAYFLOWER INVESTMENT GROUP, INC.”. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within thirty (30) days of the close of the offering.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 19,000,000 shares of common stock, $0.001 par value per share (“Common Stock”) and 1,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”). As of the date of this filing and taking into account the Share Transactions, we have 5,000,000 shares of Common Stock and 200,000 shares of Preferred Stock issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

Each one (1) share of Preferred Stock shall have voting rights held at all stockholders’ meetings for all purposes, including election of directors equal to 100 shares of common stock.

Options and Warrants

The management may at some future date decide that it is in the best interests of the shareholders to issue warrants. At the time of this filing, there are no immediate plans to issue, nor any outstanding warrants or options.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

At this time, we do not have a stock transfer agent however, in the future we intend to enlist the services of one.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will retained by our CEO until we appoint a Transfer Agent.

The financial statements included in this offering circular and the Offering Statement have been prepared by our CFO, Fred Schiemann CPA, a certified public accountant, to the extent and for the periods set forth in their report appearing elsewhere herein and in the Offering Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

DESCRIPTION OF FACILITIES

At this time, we do not have a dedicated physical facilities or office space, we operate out of our CFO’s offices in Reno Nevada. On a need be basis our CEO, utilizes the future offices of the Real Estate Company in Port St Lucie, Florida to carry out Company meetings.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the officers and Directors of the Company, who will continue to serve as officers and Directors of the Company are provided below:

NAME	AGE	POSITION
Hamon Francis Fytton	62	President, Chief Executive Officer and Director
Fred Schiemann	65	Chief Financial Officer and Director

Hamon Fytton- CEO and Director

Over the last five years Mr. Fytton acted as a consultant to several public companies and private companies seeking to become public. In this capacity he has overseen the preparation of numerous registration statements, subscription agreements, SEC filings, prospectus offerings and general company information packets. He has also often acted as an Officer and/or director for several companies, aiding in their transition from private to public. He has conducted several seminars in the past 12 months on the JOBS Act and the new Crowdfunding and REG A+ regulations. He continues to consult with various investment groups in the US and other countries.

In 1997 Mr. Fytton co-founded Internet Advisory Corporation which became a public company within the first year. Within three years the company had a market capitalization of over $100 million. He is currently the CEO, Director and majority shareholder of Gold Entertainment Group, Inc. a public company.

Fred Schiemann – CFO and Director.

Fred Schiemann is a financial executive and a licensed CPA with broad experience in all aspects of accounting, auditing and financial management. He has direct experience with real estate, financial consulting and venture capital. He is interested in early-stage startups as well as companies seeking to go public and take advantage of financial markets. Specialize in CFO in a box services for small and micro-cap public companies. Prior to that, on June 1, 2011 he held a position at the major commercial real estate company Reis, Inc. that is publicly traded on the NASDAQ as a commercial Real Estate Research Analyst. In that position, he gathered market data for multi-family and warehouses all throughout the country. After researching this information, he would compile packages which were then purchased by major banks that included market data such as average rent, sale prices, occupancy, cap rates etc. for these buildings throughout the country.

Over the last five years Mr. Schiemann has been heavily involved in the commercialization of various technologies in the biotechnology arena. He continues to serve as officer and or board member for the following public companies; Solos Endoscopy, Inc., Lifeline Biotechnologies, Inc. and Viratech Corp.

Since 1982, Mr. Schiemann has owned has operated a CPA practice specializing in auditing, tax practice, administration of public and private companies. He has served on the board of several public companies and continues to act as an accountant and consultant to the industry.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our Management believes that it is not necessary to have such committees, at this time, because the Director(s) can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board of Directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our Director(s) are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Director(s) of our Company does not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our Director and our Executive officers have not been involved in any of the following events during the past ten years:

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

5.

Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.

Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.

Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.

Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President, at the address appearing on the first page of this Information Statement.

EXECUTIVE COMPENSATION

Summary Compensation Table:

Name and principal position (a)	As of April 30, 2016 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compen- sation ($) (g)	Nonqualified Deferred Compen- sation Earnings ($) (h)	All Other Compen- sation ($) (i)	Total ($) (j)
Hamon Francis Fytton President, CEO, Director	(2)	-	-	4,000 (2)	-	-	-	-	$4,000
Fred Schiemann, Chief Financial Officer and Director	(3)			1,000 (3)					$1,000

(1)	The Company was incorporated in the State of Wyoming on February 16, 2016
(2)

On April 29, 2016, the Company issued 4,000,000 shares of restricted common stock and 200,000 shares of preferred stock, all with a par value of $.001, to our founder, President, CEO and Director, Hamon Francis Fytton.

(3)	On April 29, 2016, the Company issued 1,000,000 shares of restricted common stock with a par value of $.001, to our CFO and Director, Fred Schiemann.

Compensation of Directors

The table below summarizes all compensation of our directors as of May19, 2016.

DIRECTOR COMPENSATION

Name and principal position (a)	As of April 30, 2016 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compen- sation ($) (g)	Nonqualified Deferred Compen- sation Earnings ($) (h)	All Other Compen- sation ($) (i)	Total ($) (j)
Hamon Francis Fytton President, CEO, Director	(1)	-	-	4,000 (2)	-	-	-	-	$4,000
Fred Schiemann, Chief Financial Officer and Director				1,000 (3)					$1,000

(1)	The Company was incorporated in the State of Wyoming on February 16, 2016
(2)	On April 29, 2016, the Company issued 4,000,000 shares of restricted common stock and 200,000 shares of preferred stock, all with a par value of $.001, to our CEO and and Director.
(3)	On April 29, 2016, the Company issued 1,000,000 shares of restricted common stock with a par value of $.001, to our CFO and Director.

Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officer(s) since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with any officers or Directors.

Compensation Discussion and Analysis

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of April 30, 2016 the Company has 5,000,000 shares of common stock and 200,000 shares of preferred stock issued and outstanding, which number of issued and outstanding shares of common stock and preferred stock have been used throughout this report.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Voting Shares of Preferred Stock	Preferred Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned
Executive Officers and Directors
Hamon Francis Fytton	4,000,000	75%	200,000	100.0%	95.24%
Fred Schiemann	1,000,000	25%	-	-	3.97%
5% Shareholders - None	-	-	-	-	-

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 16, 2016, Hamon Francis Fytton was appointed as President, Chief Executive Officer and Director.

On April 29, 2016, Fred Schiemann was appointed Chief Financial Officer, and Director

On April 29, 2016, the Company issued 4,000,000 shares of restricted common stock and 200,000 shares of preferred stock, all with a par value of $.001, to our founder, President, CEO and Director, Hamon Francis Fytton.

On April 29, 2016, the Company issued 1,000,000 shares of restricted common stock with a par value of $.001, to our CFO and Director, Fred Schiemann.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

Conflict of Interest Policies

Our governing instruments do not restrict any of our directors, officers, stockholders or affiliates from having a pecuniary interest in an investment or transaction in which we have an interest or from conducting, for their own account, business activities of the type we conduct. However, our policies will be designed to eliminate or minimize potential conflicts of interest. A “conflict of interest” occurs when a director’s, officer’s or employee’s private interest interferes in any way, or appears to interfere, with the interests of the Company as a whole. Our Management plans to adopt a policy that discloses personal conflicts of interest. This policy will provide that any situation that involves, or may reasonably be expected to involve, a conflict of interest must be disclosed immediately to our director and subsequently to our shareholders in our next semi-annual or annual report. These policies may not be successful in eliminating the influence of conflicts of interest. If they are not successful, decisions could be made that might fail to reflect fully the interests of all stockholders.

FINANCIAL STATEMENTS AND EXHIBITS.

MAYFLOWER INVESTMENT GROUP, INC.

MAYFLOWER INVESTMENT GROUP, INC.

BALANCE SHEETS

As of April 30, 2016

ASSETS

CURRENT ASSETS:
Total Current Assets	$-

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accrued expenses	$269
Total Current Liabilities	$269

TOTAL LIABILITIES	$269

Commitments and contingencies

STOCKHOLDERS' DEFICIT
Preferred stock:
Preferred Stock; 1,000,000 shares authorized; par value $0.001 per share; 200,000 shares issued and outstanding as of April 30, 2016	$200
Common Stock:
19,000,000 shares authorized, par value $.001 per share; 5,000,000 shares issued and outstanding as of April 30, 2016	$5,000
Additional paid-in capital	$-
Accumulated deficit	$(5,469)

TOTAL STOCKHOLDERS' DEFICIT	$(269)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$-

The accompanying notes are an integral part of these financial statements.

MAYFLOWER INVESTMENT GROUP, INC.

STATEMENTS OF OPERATIONS

For the period
February 16, 2016 (inception)
to April 30, 2016
Revenues	$-

Operating Expenses	$5,469

Operating Loss	$(5,469)

Net Loss	$(5,469)

Basic income (loss) per common share for continuing operations	$(0.08)

Basic weighted average common shares outstanding	67,568

The accompanying notes are an integral part of these financial statements.

MAYFLOWER INVESTMENT GROUP, INC.

STATEMENT OF CHANGE IN STOCKHOLDERS’ DEFICIT

					Additional		Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Shareholders'
	Shares	Par	Shares	Par	Capital	Deficit	Deficit

Opening Balance, February 16, 2016	-	$-	-	$-	$0	$-	$-

Common shares issued to founders			5,000,000	5,000			5,000
Common shares issued for consulting			-	-			-
Contribution of expenses					-		-
Preferred shares issued to founder	200,000	200	-	-			200
Net Loss						(5,469)	(5,469)
Balance, April 30, 2016	200,000	$200	5,000,000	$5,000	$	$(5,469)	$(269)

The accompanying notes are an integral part of these financial statements.

MAYFLOWER INVESTMENT GROUP, INC.

STATEMENTS OF CASH FLOWS

For the period
February 16, 2016 (inception)
to April 30, 2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss from continuing operations	$(5,469)
Adjustments to reconcile net income (loss)to net cash provided by (used in) operating activities:
Common shares issued for services	5,000
Preferred shares issued for services	200
Shares cancelled
Changes in:
Accrued expenses	269
Net cash provided by (used in) operating activities	-

CASH FLOWS FROM INVESTING ACTIVITIES
-
Net cash provided by (used in) investing activities	-

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash (used in) provided by financing activities	-
Net increase in cash	-
Cash, beginning of period	-
Cash, end of period	-

NON-CASH TRANSACTIONS
Shares issued for services	$5,200

The accompanying notes are an integral part of these financial statements.

MAYFLOWER INVESTMENT GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

APRIL 30, 2016

NOTE 1: DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity

MAYFLOWER INVESTMENT GROUP, Inc., (the Company), is a developmental stage company, incorporated under the laws of the State of Wyoming on February 16, 2016. The company has elected April 30st as its fiscal year end. The company plans to provide a complete turn-key real estate program, called PRDP, to outside parties who participate in new home construction. MAYFLOWER INVESTMENT GROUP Inc. does not own a licensed construction company or contractor, and will not, instead it will contract these services to experienced contractors within any specific geographic area. The role of the company will be to simply manage the PRDP on behalf of the participants and monitor and report on the new home construction progress, and then sell the properties in order to make a profit for all parties.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the period reported. Estimates are used when accounting for allowance for doubtful accounts, depreciation, and contingencies. Actual results could differ from those estimates.

Revenue and Cost Recognition

The Company earns revenues by providing real estate financing services under individually negotiated contracts with varying terms, recognizing revenue in accordance with ASC 605, Revenue Recognition, only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the services have been provided and collectability is assured.   In arrangements where key indicators suggest the Company acts as principal, the Company records the gross amount billed to the client as revenue and the related costs incurred as cost of revenues as the services are provided.

Share Based Expenses

ASC 718 “Compensation – Stock Compensation” prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.”  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The company had no stock-based compensation plans as of April 30, 2016. The Company had two stock issuances. Issuance to its founders in the amount of 5,000,000 restricted common shares and 200,000 preferred shares, all at par value of .001 on April 29, 2016. All issuance of stock was considered to be of nominal value through April 30, 2016.

Derivative Instruments

We generally do not use derivative financial instruments to hedge exposures to cash-flow risks or market-risks. However, certain financial instruments, such as warrants and the embedded conversion features of our convertible promissory notes and debentures, which are indexed to our common stock, are classified as liabilities when either (a) the holder possesses rights to net-cash settlement or (b) physical or net-share settlement is not within our control. In such instances, net-cash settlement is assumed for financial accounting and reporting purposes, even when the terms of the underlying contracts do not provide for net-cash settlement. Derivative financial instruments are initially recorded, and continuously carried, at fair value.

Determining the fair value of these complex derivative financial instruments involves judgment and the use of certain relevant assumptions including, but not limited to, interest rates, volatility and conversion and redemption privileges. The use of different assumptions could have a material effect on the estimated fair value amounts.

The Company accounts for derivative instruments in accordance with ASC Topic 815, Derivatives and Hedging, and all derivative instruments are reflected as either assets or liabilities at fair value in the balance sheet.

The Company uses estimates of fair value to value its derivative instruments. Fair value is defined as the price to sell an asset or transfer a liability in an orderly transaction between willing and able market participants. In general, the Company’s policy in estimating fair values is to first look at observable market prices for identical assets and liabilities in active markets, where available. When these are not available, other inputs are used to model fair value such as prices of similar instruments, yield curves, volatilities, prepayment speeds, default rates and credit spreads (including for the Company’s liabilities), relying first on observable data from active markets. Additional adjustments may be made for factors including liquidity, credit, bid/offer spreads, etc., depending on current market conditions. Transaction costs are not included in the determination of fair value. When possible, The Company seeks to validate the model’s output to market transactions. Depending on the availability of observable inputs and prices, different valuation models could produce materially different fair value estimates. The values presented may not represent future fair values and may not be realizable. The Company categorizes its fair value estimates in accordance with ASC 820, Fair Value Measurements (ASC 820), based on the hierarchical framework associated with the three levels of price transparency utilized in measuring financial instruments.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash and cash equivalents at April 30, 2016 was $0.

Income Taxes

The Company accounts for income taxes using the asset and liability approach. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. As of April 30, 2016, the company had approximate a Net Operating Loss Carry forward of $5,469 resulting in a deferred tax asset of $1,859 which had a full valuation allowance of $1,859 resulting in a net deferred tax asset of $0.

Organization and Offering Cost

The Company has a policy to expense organization and offering cost as incurred. To date for period February 16, 2016 (inception) through April 30, 2016 the Company has incurred $269 in organization cost.

Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings Per Share, which requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. As of April 30, 2016 there were no common stock equivalents or options outstanding.

Recently Issued Accounting Pronouncements

On June 10, 2014, the FASB issued Accounting Standards Update (ASU) No. 2014-10, Development Stage Entities (Topic 915) – Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation, which eliminates the concept of a development stage entity (DSE) in its entirety from current accounting guidance. The Company has elected early adoption of this new standard.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Fair Value Measurements

ASC 820 and ASC 825, Financial Instruments (ASC 825), requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. It establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. It prioritizes the inputs into three levels that may be used to measure fair value:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities and listed equities.

Level 2 – Pricing inputs are other than quoted prices in active markets included in level 1, which are either directly or indirectly observable as of the reported date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace. Instruments in this category generally include non-exchange-traded derivatives such as commodity swaps, interest rate swaps, options and collars.

Level 3 – Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

The Company’s financial instruments consist principally of cash, accounts receivable, accounts payable and accrued liabilities. Pursuant to ASC 820 and 825, the fair value of cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

JOBS Act – Emerging Growth Company Status

We are an "emerging growth company" as defined in Section 3(a) of the Exchange Act (as amended by the JOBS Act, enacted on April 5, 2012). The United States Congress passed the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act"), which provides for certain exemptions from various reporting requirements applicable to public companies that are reporting companies and are "emerging growth companies." We will continue to qualify as an "emerging growth company" until the earliest to occur of: (a) the last day of the fiscal year during which we have total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every five years by the SEC) or more; (b) the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act; (c) the date on which we have, during the previous three-year period, issued more than $1,000,000,000 in non-convertible debt; or (d) the date on which we are deemed to be a "large accelerated filer," as defined in Exchange Act Rule 12b–2. Therefore, we expect to continue to be an emerging growth company for the foreseeable future.

Share Based Expenses

The Company issued shares of stock for consulting expenses and legal fees.

NOTE 2 - EQUITY

Preferred Stock

On April 29, 2016 the Company issued 200,000 of its $0.001 par value preferred stock to its CEO. The preferred has a 100:1 voting right compared to common stock.

Common Stock

On April 29, 2016 the Company issued 4,000,000 shares of its $.001 par value common stock to its CEO.

On April 29, 2016 the Company issued 1,000,000 shares of its $.001 par value common stock to its CFO.

NOTE 3 – RELATED PARTY

The Company issued 5,000,000 shares of restricted common stock and 200,000 of its preferred stock on April 29, 2016, each at par value of .001 to its founding shareholders who are also the CEO and CFO of the Company. The founder has also contributed $269 in expenses paid in behalf of the Company until there is a corporate cash account.

NOTE 4 - GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs. These conditions raise substantial doubt about the company’s ability to continue as a going concern Company will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

NOTE 5 - SUBSEQUENT EVENTS

The Company is in the process of a Form 1-A registration of 5,000,000 shares of its common stock which it expects to be effective this fiscal year. The Company has evaluated the events subsequent to the preparation of these financial statements and determined that no other material events have taken place.

The CEO, and an existing licensed Florida Real Estate Broker, have signed a conditional agreement, dated May 27, 2016, to own and operate a newly formed Real Estate Company. The Florida Real Estate Commission (“FREC”) has approved this filing effective July 6, 2016. MAYFLOWER INVESTMENT GROUP may, in the future, own shares of the Real Estate Company named MAYFLOWER INVESTMENT REAL ESTATE, Inc., a Florida corporation.

PART III

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Indemnification of Officers and Directors

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Wyoming.

Disclosure of Commission Position of Indemnification For Securities Act Liabilities

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

RECENT SALES OF UNREGISTERED SECURITIES

There have been no recent sales of unregistered Securities since the Company’s inception February 16, 2016 and as of April 30, 2016. There have however, been shares issued as founder shares and for services rendered to the Company.

On April 29, 2016, the Company issued 4,000,000 shares of restricted common stock and 200,000 of its preferred stock, to its CEO and 1,000,000 shares of restricted common stock to the CFO of the Company, each at par value of .001.

EXHIBITS TO OFFERING STATEMENT

Exhibit No.	Description

1A-2A	Certificate of Incorporation, as filed with the Wyoming Secretary of State on February 16, 2016 (1)
1A-2B	By-laws (1)
1A-3	Series A Preferred Share Designation
1A-4	Sample Subscription Agreement (1)

(1)	Filed herewith.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized in Ft Lauderdale, Florida on September 15, 2016.

MAYFLOWER INVESTMENT GROUP, INC.

By:	/s/ Hamon Francis Fytton
Name:	Hamon Francis Fytton
Title:	President, Chief Executive Officer and Director
Date:	September 15, 2016

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Hamon Francis Fytton	President, Chief Executive Officer and Director (Principal Executive Officer)	September 15, 2016
Hamon Francis Fytton

/s/ Fred Schiemann	Chief Financial Officer and Director (Principal Financial Officer)	September 15, 2016
Fred Schiemann